Exhibit 99.1

For Empire Resorts, contact:	For Investor Relations, contact:
Charles A. Degliomini	Josh Sommers
Executive Vice President	Focus Media
(845) 807-0001	(845) 798-0700
cdegliomini@empireresorts.com	josh@advertisingandpr.com

For Immediate Release

Empire Resorts Concludes $55,000,000 Investment
Agreement with Kien Huat Realty III Limited
___

Recapitalized company to focus on development of the 230-acre
Monticello Casino & Raceway as a regional gaming and entertainment destination

Monticello, New York, August 19, 2009. Empire Resorts, Inc. (NASDAQ: NYNY) (the “Company”) announced today that it has entered into an Investment Agreement with Kien Huat Realty III Limited (“Kien Huat”) under which $55 million in new equity capital will be invested in the Company in two tranches in exchange for Common Stock representing just under 50% of the voting power of the Company.

Kien Huat is an investment company beneficially owned by a Lim family trust of which Mr. Lim Kok Thay of Malaysia and members of his family are beneficiaries. Kien Huat affiliates maintain substantial interests in a multinational group of companies actively involved in gaming, leisure, hospitality, power generation, plantations, property development, biotechnology, and oil and gas (collectively, “Genting”). Kien Huat affiliates separately own a substantial interest in Star Cruises Ltd., the largest cruise operator in Asia, and financed the startup of the Foxwoods Resort & Casino in Connecticut and the Seneca Niagara Casino in New York.

Genting is Asia’s largest casino operator and a leading integrated resorts development specialist with over 20 years of global experience in developing, operating and marketing internationally acclaimed casinos and integrated resorts in different parts of the world, including the Americas, Australia, Malaysia, the Philippines and United Kingdom. Genting is the largest casino operator in the United Kingdom through ownership of Genting UK Plc. In 2009, Genting supported the capital raising exercise of MGM Mirage.

In 2010, Genting will open a $4.55 billion integrated resort on Sentosa Island in Singapore, which will include a Universal Studios Theme Park, a Hard Rock Hotel, and gaming, leisure and hospitality venues.

First Tranche

On August 19, 2009, the Company issued to Kien Huat 6,804,188 shares of its Common Stock, representing approximately 19.9% of the outstanding shares of Common Stock on a pre-transaction basis, for an aggregate consideration of $11 million (the “First Tranche”).  Of this amount, approximately $2.6 million will be used to pay interest on the Company’s Convertible Senior Notes due July 31, 2014.

Second Tranche

Subject to and following receipt of stockholder approval, the Company will issue to Kien Huat an additional 27,701,852 shares of Common Stock for an additional consideration of $44 million (the “Second Tranche”). Upon closing of the Second Tranche, Kien Huat will own 34,506,040 shares of the Common Stock of the Company for an aggregate equity investment of $55 million. Kien Huat’s holdings in the Company will then represent one share less than 50% of the voting power of the Company.

$10 Million Credit Facility

Following the Second Tranche, Kien Huat will make available to the Company a credit facility of $10 million, the proceeds of which are to be used for working capital and to repay in full any remaining indebtedness under the Company’s $4.4 million senior credit facility with The Park Avenue Bank of New York.

Senior Notes

The Company is presently in litigation with beneficial owners of its $65 million Convertible Senior Notes due July 31, 2014, because the Company believes that put rights to accelerate the principal of the Senior Notes on July 31, 2009, were not properly exercised in the manner required by the indenture for the Company to have been otherwise obligated to retire the Senior Notes on July 31, 2009.

The Company intends to enforce its right under the indenture to repay the principal of the Senior Notes on their original maturity of July 31, 2014. Accordingly, proceeds of the transaction with Kien Huat are not intended to be used by the Company to retire principal under the Senior Notes.

Corporate Governance

Under the Investment Agreement, Kien Huat is entitled to appoint three representatives to the Company’s Board of Directors, including a non-executive Chairman. Upon the closing of the First Tranche, subject to Board and regulatory approval, Mr. Colin Au and Mr. G. Michael Brown have been designated to serve as Kien Huat’s initial Directors, and Mr. Brown has been designated as Chairman. Kien Huat will designate a third director upon closing of the Second Tranche.

Messrs. Au and Brown will fill the vacancies on the Board created by the August 12, 2009 voluntary resignations of Messrs. Bruce Berg and Kenneth Dreifach.

Voting Agreement

Concurrently with the execution of the Investment Agreement, holders of approximately 38% of the Company’s outstanding Common Stock entered into a Stockholder Voting Agreement pursuant to which such stockholders have agreed to vote all of the shares of voting capital stock of the Company that such stockholders own in favor of the proposals to be recommended by the Company at a Special Meeting of Stockholders to be held to approve the transactions contemplated by the Investment Agreement.

About Colin Au

Colin Au will serve as a Director of the Company and as a Strategic Advisor regarding the development and operation of the Monticello Casino & Raceway.  Mr. Au is presently a Director and Advisor to a number of companies in Asia, Europe and the United States that are involved in resorts, casinos, cruises, marine engineering and investment holding.  Mr. Au has served as a senior executive and director of a number of affiliates of Kien Huat for the past 30 years.

Mr. Au received an MBA from the Harvard Business School in 1974 and a B.Sc. (Hons.) in Chemical Engineering from the University of Birmingham, UK, in 1972.

About G. Michael Brown

G. Michael Brown will serve as non-executive Chairman of the Board of the Company. He is currently a partner in the law firm of G. Michael Brown & Associates, a general practice concentrating on casino gaming law. Mr. Brown is admitted to practice law in New York and New Jersey. Previously, Mr. Brown served as Director of the Division of Gaming Enforcement in the Office of the Attorney General of the State of New Jersey, as counsel to the Board of Inquiry into Casinos in Melbourne, Australia, and as a consultant to the Treasurer of Queensland, Australia. He has also served as US counsel for Genting Berhad and as counsel and consultant to American casino interests in New Jersey, Nevada, Connecticut, Australia, the Bahamas, Canada, Jamaica, the U.K., and other foreign jurisdictions. Mr. Brown previously served as President & CEO of Foxwoods Resort Casino, President & CEO of Seneca Gaming Corp., and advisor to other tribal casinos.

Mr. Brown attended college at the Franciscan University, Steubenville, Ohio (1964), and received an LL.B. (1967) and J.D. (1969) from Seton Hall University School of Law in Newark, New Jersey. He is a Past President of the International Association of Gaming Attorneys.

About Kien Huat and Genting

Affiliates of Kien Huat have substantial interests in Genting, which is recognized as one of Asia’s leading and best-managed multinational corporate groups. Genting was founded in 1965 by Mr. Lim Kok Thay’s father, Mr. Lim Goh Tong, who built Genting's first gaming and entertainment resort, known as Genting Highlands in Malaysia, the world’s largest single resort, which includes over 10,000 hotel rooms within a complete entertainment city. In 2008, Guinness World Records listed the Genting Highlands First World Hotel as the world's largest hotel.

Today, Genting has 27,000 employees and four listed companies:

- Genting Berhad - Kuala Lumpur Stock Exchange: 3182.KL
www.genting.com

- Genting Malaysia Berhad - Kuala Lumpur Stock Exchange: 4715.KL
www.gentingmalaysia.com

- Genting Plantations Berhad - Kuala Lumpur Stock Exchange: 2291.KL
www.gentingplantations.com

- Genting Singapore PLC - Stock Exchange of Singapore: G13.SI
www.gentingsingapore.com

Affiliates of Kien Huat separately control Star Cruises Ltd. (Hong Kong Stock Exchange: 678.HK, www.starcruises.com), the largest cruise company in Asia, which owns a 50% interest in Norwegian Cruise Line (www.ncl.com), the third largest cruise operator in America.

For information regarding Kien Huat or Genting, please contact Mr. Gerard Lim, by telephone at +603.2333.6388, or by email at infokhr@genting.com.

About Empire Resorts

Empire Resorts owns and operates the Monticello Casino & Raceway, a 230-acre harness racing track and casino located in Monticello, New York, ninety miles from midtown Manhattan. The Company also has a financial interest in the Concord Hotel & Resort. For additional information, please visit www.empireresorts.com, or contact Mr. Charles Degliomini, by telephone at 845.807.0001, or by email at cdegliomini@empireresorts.com.

Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that may involve material risks and uncertainties. The Company wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1994, and as such, speak only as of the date made. For a full discussion of risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report or Form 10-K for the most recently ended fiscal year, as well as the Form 10-Q for the most recently ended fiscal quarter.